Exhibit 23.1

[DIXON ODOM PLLC LETTERHEAD]

The Board of Directors
Gateway Financial Holdings, Inc.

We consent to the use of our report incorporated in the Registration Statement on Form S-8 by reference.

Dixon Odom PLLC

Sanford, North Carolina

August 7, 2002